SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                            _________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          National Research Corporation
             (Exact name of registrant as specified in its charter)


                Wisconsin                                      47-0634000
        (State of incorporation                               (IRS Employer
            or organization)                              Identification No.)



     1033 "O" Street, Lincoln, Nebraska                              68508
   (Address of principal executive offices)                        (Zip Code)


          Securities to be registered pursuant to Section 12(b) of the Act:


                                             Name of each exchange on
       Title of each class                  which each class is to be
       to be so registered                          registered

               None                                    None

          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

          Securities Act registration statement file number to which this form relates:

                    Registration No. 333-33273

          Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
                                (Title of Class)

   Item 1.     Description of Registrant's Securities to be Registered.

          Incorporated by reference to the response to Item 9 in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 333-33273) as filed on September 16, 1997, and as amended from time to time thereafter (consisting of the portion of the Prospectus captioned "Description of Capital Stock").

   Item 2.     Exhibits.

          (1) Specimen stock certificate for shares of the Registrant's Common Stock.

          (2) Articles of Incorporation, as amended to date, of the Registrant - filed as Exhibit (3.1) in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 333-33273), and incorporated herein by reference.

          (3) By-Laws, as amended to date, of the Registrant - filed as Exhibit (3.2) in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 333-33273), and incorporated herein by reference.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        NATIONAL RESEARCH CORPORATION



   Date:  October 2, 1997               By:  /s/ Michael D. Hays
                                             Michael D. Hays
                                             President and Chief Executive
                                             Officer

                          NATIONAL RESEARCH CORPORATION
                                    FORM 8-A
                                  EXHIBIT INDEX


      Exhibit
      Number                          Description

        (1) Specimen stock certificate for shares of the Registrant's Common Stock.

        (2) Articles of Incorporation, as amended to date, of the Registrant - filed as Exhibit (3.1) in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 333-33273), and incorporated herein by reference.

        (3) By-Laws, as amended to date, of the Registrant - filed as Exhibit (3.2) in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 333-33273), and incorporated herein by reference.